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                                                                       EXHIBIT 1

                           AGREEMENT OF JOINT FILING


       Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:  September 26, 1995

                                       ---------------------------------
                                               Joel Kirschbaum

                                       ---------------------------------
                                                 Craig Fields

                                       ---------------------------------
                                                 David Robbins